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                                  1. SZT, a.s.
                                                                       8N/267/92
                                                                       8N 288/92
                                   COUNTERPART

                                 Notarial record

      written before me, JUDr. Zdeoka Prochazkova, at the request of the hereinafter mentioned Founder, at the Public Notary's Office for Prague 8 at Celetna 38, Prague 1, the twenty-eighth day of April nineteen hundred and ninety two (28 April 1992).
      The National Property Fund of the Czech Republic, with its registered office at Gorkeho namisti 32, Prague 1 ("the Founder"), was represented by Ing. Marie Netikova, born on 13 February 1952, residing at Geuvarova 1281, Prague 6, in accordance with the power of attorney as of 2 March 1992 that is an integral part of this notarial record. The present person, who declared that she is fully competent to undertake legal acts and whose identity was proven legally, required that the notary public wrote a notarial record concerning this

    --------------attestation of the Founder's decision-------------------

                                       I.
     The Founder establishes the stock corporation Prvni severozapadni teplarenska, a.s. ("the Company"), with its registered office in Komooany u Mostu, in this Founder's Deed, for an indefinite period of time. The Company shall be incorporated by recording in the Commercial Register.

                                       II.
      The Company's scope of business:
 1.    electricity and heat production and sale,
 2.    distribution of heat from own as well as other heat sources,
 3.    investment activities,
 4.    projecting within the scope of the assigned authorization,
 5. engineering activities in development, operation and economy of heating plants,
 6.    expert analyses with regard to materials in power-producing facilities,
 7.    running an industrial school.

                                      III.
      The Founder has made a decision that the Company's registered capital amounts to Kes 956,198,000 (in words: nine hundred and fifty-six million one hundred and ninety-eight thousand Czechoslovak crowns) upon its foundation.
      This registered capital is formed by tangible and other property of the state enterprise Severoeeske teplarenske zavody (Northbohemian Heating Plants) that was passed to the Founder on the grounds of a privatization project. The list of this property is attached hereto as Annex 1. The evaluation of the contributed property was carried out and approved in the privatization project of the previously mentioned enterprise pursuant to the Act 92/1991 Coll. The said evaluation replaces, with regard to Section 11 of the Act 92/1991 Coll., an evaluation of the Founder's non-monetary contribution to the registered capital

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of the stock  corporation based on an expert estimate in accordance with Section
163 Subsection 1 (e) of the Act 513/1991 Coll., the Commercial Code.

      All rights and duties of the aforesaid state enterprise related to the contributed property, except for industrial or other intangible rights, are passed to the Company along with the contributed tangible property.

                                       IV.
      The Company's registered capital mentioned in Article III hereof shall be divided to 956,198 bearer shares, each having the nominal value of 1,000 Kes. All the shares shall be taken over by the Founder who undertakes to handle them in the manner stipulated in the approved privatization project of the aforesaid state enterprise.

                                       V.
      The  Founder   declares  that  he  approves  the  Company's   Articles  of
Association in their full extent and without reservation. The Articles of Association are attached hereto as Annex 2.

                                       VI.
      The Founder, as a single shareholder, exercises the powers of the General Meeting ensuing from generally binding instructions and the Company's Articles of Association, until the shares are passed to other shareholders according to the approved privatization project of the aforesaid state enterprise.

                                      VII.
      The Founder appoints members

1.  of the Board of Directors:

    Ing. Stefan Pallay, personal identification number: 430313/7690 residing at Zahradni 5180, Chomutov,
    Ing. Frantisek Pracny, personal identification number: 571019/1542 residing at Gen. Svobody 1712, Jirkov,
    Ing. Vladimir Eechovsky, personal identification number: 430731/4600 residing at Hrdlovska 646, Osek
    Ing. Kamil Novotny, personal identification number: 600130/1834 residing at Eeska 480/31, Most

2.  of the Supervisory Board:

    Jaroslav Kubin, personal identification number: 570618/0953 residing at Bilehradska 405/319, Most
    Ivan Zabransky, personal identification number: 410828/433 residing at Lipska 2524/63, Chomutov
    PhDr. Vlastimil Dole al, personal identification number: 541226/0678 residing at Ruska 936, Litvinov

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    Jioi Kral, personal identification number: 570618/0953
    residing at Moravska 49, Chomutov

                                      VIII.
      The Company's legal relations are governed by the Czechoslovak laws. All expenses connected with the Company's foundation are shared by the Company.
      The Company shall arrange that the real estate that was contributed by the Founder to the Company's registered capital in accordance with Article III hereof is recorded as the Company's property in the register of real estate of the appropriate Land Registry.

                                       IX.
      The Founder shall receive three copies of this notarial record.
      The notarial record was written about this, I, the notary public, read it to the Founder who approved and signed it in her own hand before me.


Ing. Marie Netikova, in her own hand   L.S.    JUDr.Zdeoka Prochazkova,
                                               in her own hand
                                               Notary public


      In confirm that this counterpart of the notarial record as well as the Annexes hereto, having 18 pages, fully correspond with the original filed in the register of documents at the Public Notary's Office for Prague 8.


                 Round seal: PUBLIC NOTARY'S OFFICE FOR PRAGUE 8
                            signature:  Z. Prochazkova

                                                                     Round seal



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                          Annex 1 to the Founder's Deed
                          -----------------------------

      List of property contributed by the Founder to the stock corporation
             Prvni severozapadni teplarenska, a.s. Komooany u Mostu

                         (All values are in thous. Kes)

                                            total assets:                997,380
including:
                          fixed assets of net book value:                710,420
                                             liabilities:                123,373
      property of the entity included in the bookkeeping:                874,007
    other assets that are not recorded in the accounting:                179,361
                 total property of the privatized entity:              1,053,368
                   reserve fund of the stock corporation:                 95,619
             registered capital of the stock corporation:                956,198
 carried-over balance of the Cultural and Social Fund to
                                   the stock corporation:                  1,550


        share type:             pieces:    nominal value:    limited assignment:
   bearer shares (coupon        784,083        1,000                 no
       privatization)
   bearer shares (others)       172,115        1,000                 no

                                     Checked by:
                                     Round seal: NATIONAL PROPERTY FUND
                                                 signature illegible

                              Statutory declaration
                              ---------------------

This Annex is based on the updated privatization project of the state enterprise Severoeeske teplarenske zavody Most - o.z. Komooany (Northbohemian Heating Plants Most - branch Komooany). Finances are held in the bank accounts of this state enterprise, No. 1000-491 Komereni banka Most.

             Seal: SEVEROEESKE TEPLARENSKE ZAVODY, state enterprise
                                     Branch
                             Komooany Heating Plant
                                    KOMOOANY
                          signature: Ing. Pallay Stefan
             signature of the statutory body of the state enterprise